Exhibit 99.2

PRESS RELEASE	CONTACT:
WILLIAMS-SONOMA, INC.	Sharon L. McCollam
3250 Van Ness Avenue	Executive Vice President, CFO
San Francisco, CA 94109	(415) 616-8775

Stephen C. Nelson
Director, Investor Relations
(415) 616-8754

Christy M. Chanslor
Investor Relations
(415) 616-8332

FOR IMMEDIATE RELEASE

Williams-Sonoma, Inc. Provides Financial Guidance for Fiscal Year 2005

Revenues Projected to Increase 12% to 14% — Diluted EPS Projected to Increase 21% to 24%

Excluding a $0.09 Per Share Lease Accounting Charge in Fiscal Year 2004, Diluted EPS

Projected to Increase 14% to 17%

San Francisco, CA, March 22, 2005 — Williams-Sonoma, Inc. (NYSE: WSM) today announced financial guidance for fiscal year 2005, excluding the earnings impact from the implementation of accounting for share-based payments (Statement of Financial Accounting Standards No. 123R), which the Company expects to implement in the third quarter of fiscal year 2005. The Company is currently assessing the necessary changes to its accounting and employee benefit systems to accurately forecast the expense associated with this new accounting pronouncement. The implementation of this new standard will have the effect of increasing Selling, General and Administrative (SG&A) expenses and reducing the Company’s net income and diluted earnings per share in the future.

Net revenues in fiscal year 2005 are expected to be in the range of $3.503 billion to $3.573 billion, an increase of 11.7% to 13.9% versus fiscal year 2004 net revenues of $3.137 billion.

Diluted earnings per share in fiscal year 2005 is expected to be in the range of $1.83 to $1.87, an increase of 21.2% to 23.8% versus fiscal year 2004 diluted earnings per share of $1.51. Excluding the impact of the fourth quarter of fiscal year 2004 lease accounting charge of $0.09 per diluted share, fiscal year 2005 diluted earnings per share is expected to increase in the range of 14.4% to 16.9%.

Ed Mueller, Chief Executive Officer, commented on the 2005 vision for the Company: “As we enter 2005, we expect to execute against the three key strategies that have transformed the financial performance of the Company over the last several years – driving sustainable top-line revenue growth; increasing our pre-tax operating margin as a percentage of net revenues; and delivering on the commitments we have made to our shareholders.”

“To drive sustainable top-line revenue growth in our core brands, we expect to add twenty-six net new retail locations, increase catalog circulation, expand customer contacts through electronic direct marketing, and intensify the marketing support behind our bridal and gift registry businesses. On the operational side of the business, we expect to increase our order fulfillment rates in the direct-to-customer channel and reduce customer return rates. We also expect to implement a new daily store replenishment program which we believe will allow us to substantially enhance the customer service experience in our stores and drive top-line revenue growth.”

“In our emerging brands (PBteen, West Elm, Williams-Sonoma Home, and Hold Everything), we will focus on executing initiatives that we believe will build brand awareness and enhance customer access to the brands. These initiatives will include aggressively identifying new customers, increasing catalog circulation, expanding the use of electronic direct marketing, and adding twelve new retail locations (seven in West Elm, three in Williams-Sonoma Home, and two in Hold Everything). From a timing perspective, we expect to open the Hold Everything stores in the second quarter, the Williams-Sonoma Home stores in the third quarter, and the West Elm stores throughout the year.”

“To support all of these brand-building initiatives, we will invest in our long-term infrastructure, including increasing distribution capacity and implementing new information technology. Although these investments are being made in advance of the revenue stream, their impact on earnings is more than offset by our continued ability to drive greater efficiencies in our existing supply chain operations and overhead cost structure.”

“In 2005, we remain committed to delivering against all three of our key strategies, including reaching three new financial milestones — surpassing $3.5 billion in revenues, achieving a 10.0% pre-tax operating margin, and delivering the highest diluted earnings per share in the history of the Company.”

♦	FISCAL YEAR 2005 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $3.503 billion to $3.573 billion. This represents a projected increase in net revenues in the range of 11.7% to 13.9% versus $3.137 billion in fiscal year 2004.

❑	Retail net revenues, which include sales and shipping income, are projected to be in the range of $1.991 billion to $2.027 billion. This represents a projected increase in retail net revenue growth in the range of 9.9% to 11.9% versus $1.811 billion in fiscal year 2004.

❑	Comparable store sales growth is projected to be in the range of 3.0% to 5.0%. This compares to comparable store sales growth in fiscal year 2004 of 3.5%. Comparable stores exclude new retail concepts until such time as the Company believes that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2005 the Company expects to continue to exclude West Elm, which currently has only one store operating for more than one year.

❑	Leased square footage is projected to increase in the range of 8.0% to 9.0%. Selling square footage is projected to increase in the range of 7.0% to 8.0%. This compares to leased and selling square footage growth in fiscal year 2004 of 11.4% and 10.9%, respectively.

Store Opening and Closing Guidance by Retail Concept

	Q4 2004 Actual	Q1 2005 Guidance			Q2 2005 Guidance			Q3 and Q4 2005 Guidance			FY 2005 Guidance
Concept	Total	Open	Close	End	Open	Close	End	Open	Close	End	Open	Close
Williams-Sonoma	254	1	<2>	253	4	<2>	255	7	<5>	257	12	<9> *
Pottery Barn	183	0	0	183	3	<1>	185	7	<1>	191	10	<2> *
Pottery Barn Kids	87	0	0	87	1	0	88	2	0	90	3	0
Hold Everything	9	0	0	9	2	0	11	0	0	11	2	0
West Elm	4	1	0	5	1	0	6	5	0	11	7	0
Williams-Sonoma Home	0	0	0	0	0	0	0	3	0	3	3	0
Outlets	15	1	<1>	15	0	0	15	0	0	15	1	<1> *
Total	552	3	<3>	552	11	<3>	560	24	(6)	578	38	(12)

*	Fiscal year 2005 total store opening and closing numbers for Williams-Sonoma, Pottery Barn and Outlets include 7 stores, 2 stores and 1 store, respectively, for temporary closures due to remodeling. Remodeled stores are defined as those stores temporarily closed and subsequently reopened during the year due to square footage expansion, store modification, or relocation. Consistent with our definition of comparable stores, remodeled stores are removed from the comparable store base upon closure if the gross square footage changes by more than 20% or if the store is closed for seven or more consecutive days.

❑	Direct-to-customer net revenues, which include sales and shipping income, are projected to be in the range of $1.512 billion to $1.546 billion. This represents a projected increase in direct-to-customer net revenue growth in the range of 14.0% to 16.6% versus $1.326 billion in fiscal year 2004.

❑	Catalog circulation is projected to increase in the range of 5.0% to 7.0% with pages circulated projected to increase in the range of 11.0% to 13.0%. This compares to an approximate 12.1% increase in catalog circulation and a 19.5% increase in pages circulated in fiscal year 2004.

Quarterly Net Revenue Guidance by Operating Segment

(All Amounts in Millions, Except Percentages)

	Q1 2005 Guidance	Q2 2005 Guidance	Q3 2005 Guidance	Q4 2005 Guidance	FY 2005 Guidance
Net Retail Revenue	$392 - $398	$420 - $428	$437 - $445	$742 - $756	$1,991 - $2,027
Net Direct-to-Customer Revenue	$320 - $326	$362 - $370	$365 - $373	$465 - $477	$1,512 - $1,546
Total Net Revenue	$712 - $724	$782 - $798	$802 - $818	$1,207 - $1,233	$3,503 - $3,573
Comparable Store Sales	3.0% - 5.0%	2.5% - 4.5%	3.0% - 5.0%	3.0% - 5.0%	3.0% - 5.0%

•	Gross Margin

❑	Gross margin as a percentage of net revenues in fiscal year 2005 is projected to be in the range of 40.6% to 40.8% versus 40.0% in fiscal year 2004. Excluding the impact of the fourth quarter of fiscal year 2004 lease accounting charge of $17.4 million before tax, fiscal year 2005 gross margin is expected to increase in the range of 10 to 30 basis points.

•	Selling, General and Administrative Expenses (SG&A)

❑

SG&A expenses as a percentage of net revenues in fiscal year 2005 are projected to be in the range of 30.6% to 30.8% of fiscal year 2005 net revenues. SG&A expenses as a percentage of net revenues in fiscal year 2004 were 30.6%. This represents no change in the SG&A rate at the low end of the guidance range and a projected increase in the SG&A rate of 20 basis points at the high end of the guidance range. This SG&A expense guidance range excludes the impact from the implementation of accounting for share-based payments (Statement of Financial Accounting Standards No. 123R), which we expect to implement in the third quarter of fiscal year 2005.

•	Interest (Income) Expense - Net

❑	Interest (Income) Expense - Net for fiscal year 2005 is projected to be interest income in the range of $2.0 to $3.0 million. This compares to interest income in fiscal year 2004 of $0.2 million.

•	Income Taxes

❑	The income tax rate for fiscal year 2005 is projected to be in the range of 38.1% to 38.5% versus 38.5% in fiscal year 2004.

•	Diluted Earnings Per Share

❑	Diluted earnings per share in fiscal year 2005 is expected to be in the range of $1.83 to $1.87, an increase of 21.2% to 23.8% versus fiscal year 2004 diluted earnings per share of $1.51. Excluding the impact of the fourth quarter of fiscal year 2004 lease accounting charge of $0.09 per diluted share (** see Adjusted 2004 Actual in table below), fiscal year 2005 diluted earnings per share is expected to increase in the range of 14.4% to 16.9%. This projected diluted earnings per share range does not give effect to the impact from the implementation of accounting for share-based payments (Statement of Financial Accounting Standards No. 123R), which we expect to implement in the third quarter of fiscal year 2005.

Quarterly Diluted Earnings Per Share Projections

Quarter	Fiscal 2005 Guidance*	Fiscal 2004 Actual	Year-Over-Year % Increase	Adjusted 2004 Actual**	Adjusted Year-Over-Year % Increase
1st Quarter	$0.18 to $0.20	$0.18	0.0% to 11.1%	$0.18	0.0% to 11.1%
2nd Quarter	$0.25 to $0.27	$0.23	8.7% to 17.4%	$0.23	8.7% to 17.4%
3rd Quarter	$0.29 to $0.31	$0.24	20.8% to 29.2%	$0.24	20.8% to 29.2%
4th Quarter	$1.07 to $1.11	$0.86	24.4% to 29.1%	$0.95	12.6% to 16.8%
Fiscal Year	$1.83 to $1.87	$1.51	21.2% to 23.8%	$1.60	14.4% to 16.9%

*	Quarterly diluted earnings per share amounts will vary within the ranges above. Therefore, the respective high and low estimates for the quarters should not be added together to derive an estimate for the fiscal year. These projected diluted earnings per share ranges do not give effect to the impact from the implementation of accounting for share-based payments (Statement of Financial Accounting Standards No. 123R), which we expect to implement in the third quarter of fiscal year 2005.

•	Merchandise Inventories

❑	Merchandise inventories at the end of fiscal year 2005 are projected to be in the range of $500.0 million to $525.0 million versus $452.4 million at the end of fiscal year 2004. This represents a projected increase in the range of 10.5% to 16.0%.

•	Capital Spending

❑	Fiscal year 2005 capital spending is projected to be in the range of $160.0 million to $180.0 million versus $181.5 million in fiscal year 2004.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in fiscal year 2005 is projected to be in the range of $124.0 million to $126.0 million versus $111.6 million in fiscal year 2004.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in fiscal year 2005 is projected to be in the range of $24.0 million to $25.0 million versus $24.1 million in fiscal year 2004.

♦	FIRST QUARTER 2005 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $712.0 million to $724.0 million. This represents a projected increase in net revenues in the range of 11.1% to 13.0% versus $640.9 million in the first quarter of fiscal year 2004.

❑	Retail net revenues, which include sales and shipping income, are projected to be in the range of $392.0 million to $398.0 million. This represents a projected increase in retail net revenues in the range of 11.6% to 13.4% versus $351.1 million in the first quarter of fiscal year 2004.

❑	Comparable store sales growth is projected to be in the range of 3.0% to 5.0%. This compares to comparable store sales growth in the first quarter of fiscal year 2004 of 6.8%. Comparable stores exclude new retail concepts until such time as the Company believes that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2005 the Company expects to continue to exclude West Elm, which currently has only one store operating for more than one year.

❑	Leased and selling square footage are projected to increase in the ranges of 10.0% to 12.0% and 9.0% to 11.0%, respectively. This compares to leased and selling square footage growth in the first quarter of fiscal year 2004 of 10.9% and 11.1%, respectively.

❑	Direct-to-customer net revenues, which include sales and shipping income, are projected to be in the range of $320.0 million to $326.0 million. This represents a projected increase in direct-to-customer net revenues in the range of 10.4% to 12.5% versus $289.8 million in the first quarter of fiscal year 2004.

•	Gross Margin

❑	Gross margin as a percentage of net revenues in the first quarter of fiscal year 2005 is projected to be in the range of 38.7% to 38.9%. Gross margin as a percentage of net revenues in the first quarter of fiscal year 2004 was 38.3%. This represents a projected increase in the gross margin rate in the range of 40 to 60 basis points.

•	Selling, General and Administrative Expenses (SG&A)

❑	SG&A expenses as a percentage of net revenues in the first quarter of fiscal year 2005 are projected to be in the range of 33.7% to 34.0%. SG&A expenses as a percentage of net revenues in the first quarter of fiscal year 2004 were 32.9%. This represents a projected increase in the SG&A expense rate in the range of 80 to 110 basis points.

•	Interest (Income) Expense - Net

❑	Interest (Income) Expense - Net in the first quarter of fiscal year 2005 is projected to be interest income in the range of $0.5 to $0.7 million. This compares to interest expense in the first quarter of fiscal year 2004 of $0.1 million.

•	Income Taxes

❑	The income tax rate in the first quarter of fiscal year 2005 is projected to be in the range of 38.1% to 38.5% versus 38.3% in the first quarter of fiscal year 2004.

•	Diluted Earnings Per Share

❑	Diluted earnings per share for the first quarter of fiscal year 2005 is projected to be in the range of $0.18 to $0.20 per diluted share versus $0.18 in the first quarter of fiscal year 2004. This represents a projected increase in diluted earnings per share in the range of 0.0% to 11.1%.

•	Merchandise Inventories

❑	Merchandise inventories at the end of the first quarter of fiscal year 2005 are projected to be in the range of $470.0 million to $490.0 million versus $425.6 million at the end of the first quarter of fiscal year 2004. This represents a projected increase in merchandise inventories in the range of 10.4% to 15.1%.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in the first quarter of fiscal year 2005 is projected to be approximately $30.0 million versus $26.9 million in the first quarter of fiscal year 2004.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in the first quarter of fiscal year 2005 is projected to be approximately $6.0 million versus $5.3 million in the first quarter of fiscal year 2004.

♦	SECOND QUARTER 2005 FINANCIAL GUIDANCE

•	Net Revenues

❑	Net revenues are projected to be in the range of $782.0 million to $798.0 million. This represents a projected increase in net revenues in the range of 13.4% to 15.7% versus $689.6 million in the second quarter of fiscal year 2004.

❑	Retail net revenues, which include sales and shipping income, are projected to be in the range of $420.0 million to $428.0 million. This represents a projected increase in retail net revenues in the range of 9.7% to 11.8% versus $382.8 million in the second quarter of fiscal year 2004.

❑	Comparable store sales growth is projected to be in the range of 2.5% to 4.5%. This compares to comparable store sales growth in the second quarter of fiscal year 2004 of 5.0%. Comparable stores exclude new retail concepts until such time as the Company believes that comparable store results in those concepts are meaningful to evaluating the performance of the retail strategy. For fiscal year 2005 the Company expects to continue to exclude West Elm, which currently has only one store operating for more than one year.

❑	Leased and selling square footage are projected to increase in the ranges of 11.0% to 12.0% and 10.0% to 11.0%, respectively. This compares to leased and selling square footage growth in the second quarter of fiscal year 2004 of 12.0% and 12.2%, respectively.

❑	Direct-to-customer net revenues, which include sales and shipping income, are projected to be in the range of $362.0 million to $370.0 million. This represents a projected increase in direct-to-customer net revenues in the range of 18.0% to 20.6% versus $306.8 million in the second quarter of fiscal year 2004.

•	Gross Margin

❑	Gross margin as a percentage of net revenues in the second quarter of fiscal year 2005 is projected to be in the range of 38.3% to 38.5%. Gross margin as a percentage of net revenues in the second quarter of fiscal year 2004 was 37.6%. This represents a projected increase in the gross margin rate in the range of 70 to 90 basis points.

•	Selling, General and Administrative Expenses (SG&A)

❑	SG&A expenses as a percentage of net revenues in the second quarter of fiscal year 2005 are projected to be in the range of 32.1% to 32.3%. SG&A expenses as a percentage of net revenues in the second quarter of fiscal year 2004 were 31.1%. This represents a projected increase in the SG&A expense rate in the range of 100 to 120 basis points.

•	Interest (Income) Expense - Net

❑	Interest (Income) Expense - Net in the second quarter of fiscal year 2005 is projected to be interest income in the range of $0.5 to $0.7 million. This compares to interest expense in the second quarter of fiscal year 2004 of $0.1 million.

•	Income Taxes

❑	The income tax rate in the second quarter of fiscal year 2005 is projected to be in the range of 38.1% to 38.5% versus 38.3% in the second quarter of fiscal year 2004.

•	Diluted Earnings Per Share

❑	Diluted earnings per share for the second quarter of fiscal year 2005 is projected to be in the range of $0.25 to $0.27 per diluted share versus $0.23 in the second quarter of fiscal year 2004. This earnings per share guidance represents a projected increase in diluted earnings per share in the range of 8.7% to 17.4%.

•	Merchandise Inventories

❑	Merchandise inventories at the end of the second quarter of fiscal year 2005 are projected to be in the range of $475.0 million to $500.0 million versus $410.0 million at the end of the second quarter of fiscal year 2004. This represents a projected increase in merchandise inventories in the range of 15.9% to 22.0%.

•	Depreciation and Amortization

❑	Depreciation and amortization expense in the second quarter of fiscal year 2005 is projected to be in the range of $30.0 million to $31.0 million versus $27.3 million in the second quarter of fiscal year 2004.

•	Amortization of Deferred Lease Incentives

❑	Amortization of deferred lease incentives in the second quarter of fiscal year 2005 is projected to be approximately $6.0 million versus $5.7 million in the second quarter of fiscal year 2004.

❑	CONFERENCE CALL AND WEBCAST INFORMATION

Williams-Sonoma, Inc. will host a live conference call today, March 22, 2005 at 7:00 A.M. (PT). The call, hosted by Ed Mueller, Chief Executive Officer, and Howard Lester, Chairman, will be open to the general public via a live webcast and can be accessed through the Internet at www.williams-sonomainc.com/webcast. A replay of the webcast will be available at www.williams-sonomainc.com/webcast.

❑	SEC REGULATION G — NON-GAAP INFORMATION

This press release includes non-GAAP gross margin percentages, non-GAAP net earnings and non-GAAP diluted earnings per share due to the exclusion of the lease accounting adjustment in fiscal year 2004. We believe that these non-GAAP financial measures provide meaningful supplemental information for investors regarding the performance of our business operations and facilitate management’s internal comparisons to our historical operating results and to our guidance for fiscal 2005.

❑	FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements. Such forward-looking statements include statements related to our strategic focus, increases in leased square footage, opening of additional stores, launch of new catalogs, increased catalog circulation, e-commerce initiatives, our marketing, operations, order fulfillment and customer return objectives, investment in infrastructure and related benefits, our growth plans and strategies, trends in our business, our ability to drive sales and earnings growth and generate sustained long-term value for our shareholders, and all statements relating to the guidance and our projected fiscal year 2005, first fiscal quarter 2005 and second fiscal quarter 2005 revenues, expenses, margins, tax rates, earnings, inventory positions, capital spending, depreciation and amortization, earnings per share and other financial and operating results and metrics.

The risks and uncertainties that could cause our results to differ materially from those expressed or implied by such forward-looking statements include new interpretations of current accounting rules; changes to current accounting rules; our ability to anticipate consumer preferences and buying trends; dependence on timely introduction and customer acceptance of our merchandise; construction and other delays in store openings; competition from companies with concepts or products similar to our concepts and products; timely and effective sourcing of merchandise from our foreign and domestic vendors and delivery of merchandise through our supply chain to our stores and customers; effective inventory management commensurate with customer demand; our ability to anticipate and manage customer returns; successful catalog management, including timing, sizing and merchandising; uncertainties in Internet marketing, infrastructure and regulation; changes in consumer spending based on weather, economic, political, competitive and other conditions beyond our control; construction delays on infrastructure projects based on weather or other events; multi-channel and multi-brand complexities; our ability to introduce new brands and brand extensions; dependence on external funding sources for operating capital; our ability to control employment, occupancy and other operating costs; our ability to improve and control our systems and processes; changes to our information technology infrastructure; the effect of the recent natural disaster in Asia; general political, economic and market conditions and events, including war, conflict or acts of terrorism; and other risks and uncertainties contained in our public announcements, reports to shareholders and other documents filed with and furnished to the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended February 1, 2004, all quarterly reports on Form 10-Q for the following fiscal quarters and all subsequent current reports on Form 8-K. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

❑	ABOUT WILLIAMS-SONOMA

Williams-Sonoma, Inc. is a nationwide specialty retailer of high quality products for the home. These products, representing seven distinct merchandise strategies — Williams-Sonoma, Pottery Barn, Pottery Barn Kids, PBteen, Hold Everything, West Elm and Williams-Sonoma Home — are marketed through 552 stores, eight mail order catalogs and six e-commerce websites.